As filed with the Securities and Exchange Commission on June 14, 2013.

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

ADA-ES, INC.

(Exact name of registrant as specified in its charter)

Colorado	84-1457385
(State of Incorporation)	(IRS Employer Identification No.)

9135 South Ridgeline Boulevard, Suite 200,

Highlands Ranch, Colorado 80129

(Address of principal executive offices, including zip code)

ADA-ES, INC. AMENDED AND RESTATED 2007 EQUITY INCENTIVE PLAN, AS AMENDED

(Full title of the plans)

Mark H. McKinnies

9135 South Ridgeline Boulevard, Suite 200,

Highlands Ranch, Colorado 80129

(303) 339-8850

(Name, address and telephone number, including area code, of agent for service)

With a copy to:

Julie A. Herzog, Esq.

Kip Wallen, Esq.

SCHUCHAT, HERZOG & BRENMAN, LLC

1900 Wazee Street, Suite 300

Denver, CO 80202

(303) 295-9700

CALCULATION OF REGISTRATION FEE

Title of securities to be registered	Amount to be registered(1)	Proposed maximum offering price per share	Proposed maximum aggregate offering price	Amount of registration fee
Common Stock, no par value	3,212 Shares (1)	$38.34 (2)	$123,149	$17 (3)
TOTAL	3,212 Shares		$123,149	$17

(1)	This registration statement on Form S-8 (the “Registration Statement’) covers 3,212 additional shares of Common Stock, no par value, of ADA-ES, Inc. (the “Registrant” or the “Company”) available for issuance pursuant to awards under the Company’s Amended and Restated 2007 Equity Incentive Plan, as amended (originally the ADA-ES, Inc. 2007 Equity Incentive Plan but amended on August 31, 2010 and July 19, 2012, the “2007 Plan”). The Registrant previously filed registration statements on Form S-8 on July 24, 2007 (Registration No. 333-144820) (the “Initial Registration Statement”) and November 5, 2012 (Registration No. 333-184772) (the “Amendment No. 1 Registration Statement”). The Initial Registration Statement registered 600,000 shares of Common Stock reserved for issuance pursuant to awards under the 2007 Plan, all of which have been issued. The Registrant has granted awards to purchase stock options or restricted stock for a total of 165,143 shares of Common Stock (the “Exempt Shares”) pursuant to exemptions from registration under the Securities Act of 1933, as amended (the “Securities Act”). On July 19, 2012, the Registrant’s shareholders approved Amendment No. 1 to the 2007 Plan to increase the number of shares of Common Stock authorized for issuance thereunder to 1,300,000 shares. The Amendment No. 1 Registration Statement registered those additional shares of Common Stock covered by the amendment less the 600,000 shares covered by the Initial Registration Statement and less the 165,143 Exempt Shares, which is 534,857 shares. The 2007 Plan includes a provision to automatically increase the number of shares of Common Stock authorized for issuance thereunder as of the first of every year by an amount equal to ten percent of the net increase in the Common Stock during the previous calendar year. This Registration Statement is being filed to account for those additional shares of Common Stock now authorized for issuance as of January 1, 2013, none of which have been issued as of the date hereof. Pursuant to Rule 416(a) under the Securities Act, this Registration Statement shall also cover any additional shares of the Registrant’s common stock that become issuable under the Registrant’s 2007 Plan by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without the receipt of consideration that increases the number of the Registrant’s outstanding shares of Common Stock.
(2)	In accordance with Rules 457(h) and 457(c), this proposed offering price is equal to the average of the high and low prices reported in the consolidated reporting system on June 12, 2013, and is applicable only for purposes of calculating the registration fee.
(3)	Calculated in accordance with Rule 457(h).

EXPLANATORY NOTE

REGISTRATION OF ADDITIONAL SHARES

PURSUANT TO GENERAL INSTRUCTION E

This Registration Statement relates solely to the registration of additional securities of the same class as other securities for which registration statements on Form S-8 are effective (the “Initial Registration Statement” filed on July 24, 2007 (Registration No. 333-144820) and the “Amendment No. 1 Registration Statement” filed on November 5, 2012 (Registration No. 333-184772)). Pursuant to General Instruction E of Form S-8, the Registrant is filing this Registration Statement with the Securities and Exchange Commission (“SEC”) to register 3,212 shares of Common Stock under the Registrant’s 2007 Plan. This Registration Statement hereby incorporates by reference the contents of the Registrant’s Initial Registration Statement and Amendment No 1. Registration Statement.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. INCORPORATION OF DOCUMENTS BY REFERENCE

The contents of the Original Registration Statement are incorporated herein by reference. In addition, the following new documents filed with the SEC by the Company are incorporated herein by reference:

(a)	The Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2012, filed with the SEC on March 18, 2013;

(b)	The Company’s Quarterly Report for the fiscal quarter ended March 31, 2013, filed with the SEC on May 10, 2013;

(c)	The Company’s Current Reports on Form 8-K, filed with the SEC on February 11, 2013, March 13, 2013, March 22, 2013, March 25, 2013 and June 14, 2013 (excluding information furnished under Items 2.02, 7.01, and 9.01);

(d)	The Company’s Definitive Proxy Statement for our 2013 Annual Meeting of Shareholders to be held on June 13, 2013, which was filed with the Commission on April 25, 2013; and

(e)	The description of the Company’s Common Stock contained in our Registration Statement on Form 10-SB filed March 24, 2003, as amended and declared effective by the SEC.

All documents filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended, subsequent to the effective date of this Registration Statement, prior to the filing of a post-effective amendment to this Registration Statement indicating that all securities offered hereby have been sold or deregistering all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be part hereof from the date of filing such documents. In no event, however, will any information that the Registrant discloses under Item 2.02 or Item 7.01 of any Current Report on Form 8-K that the Registrant may from time to time furnish to the SEC be incorporated by reference into, or otherwise become a part of, this Registration Statement. Any statement contained in any document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed to constitute a part of this Registration Statement, except as so modified or superseded.

Item 8. EXHIBITS

The Exhibit Index immediately preceding the exhibits is incorporated herein by reference.

Item 9. UNDERTAKINGS

A. The undersigned Registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii) To reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement; and

(iii) To include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;

provided, however, that paragraphs (1)(i) and (1)(ii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed by the Registrant pursuant to Section 13 or 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement.

(2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

B. The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

C. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Highlands Ranch, State of Colorado, on June 14, 2013.

ADA-ES, Inc.

/s/ Mark H. McKinnies
By: Mark H. McKinnies
Its: Senior Vice President, Chief Financial Officer and Secretary

SIGNATURES

(INCLUDING POWER OF ATTORNEY)

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Michael D. Durham and Mark H. McKinnies, and each or any one of them, his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitutes or substitute, may lawfully do or cause to be done by virtue thereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

/s/ Kim B. Clarke	/s/ Michael D. Durham
Kim B. Clarke, Director Date: June 14, 2013	Michael D. Durham, President, Chief Executive Officer and Director (Principal Executive Officer) Date: June 14, 2013

/s/ Alan Bradley Gabbard	/s/ Derek C. Johnson
Alan Bradley Gabbard, Director	Derek C. Johnson, Director
Date: June 14, 2013	Date: June 14, 2013

/s/ Walter Phillip Marcum	/s/ Robert E. Shanklin
Walter Phillip Marcum, Chairman and Director	Robert E. Shanklin
Date: June 14, 2013	Date: June 14, 2013

/s/ Mark H. McKinnies	/s/ Jeffrey C. Smith
Mark H. McKinnies, Senior Vice President, Chief Financial Officer, Secretary and Director	Jeffrey C. Smith, Director Date: June 14, 2013
Date: June 14, 2013

/s/ Richard J. Swanson
Richard J. Swanson, Director
Date: June 14, 2013

INDEX TO EXHIBITS

Exhibit
Number	Description
4.1	Amended and Restated Articles of Incorporation of ADA-ES (1)

4.2	Second Amended and Restated Bylaws of ADA-ES (2)

4.3	Form of Specimen Common Stock Certificate (3)

4.4	Amended and Restated 2007 Equity Incentive Plan (4)

4.5	Amendment No. 1 to the Amended and Restated 2007 Equity Incentive Plan (5)

4.6*	Forms of agreements for use under the Amended and Restated 2007 Equity Incentive Plan, as amended

5.1*	Opinion of Schuchat, Herzog & Brenman, LLC as to legality of the shares

23.1*	Consent of EKS&H, LLLP

23.2*	Consent of Schuchat, Herzog & Brenman, LLC (contained in Exhibit 5.1)

Notes:

*	Filed herewith.
(1)	Incorporated by reference to Exhibit 3.1 to the Form 10-QSB for the quarter ended September 30, 2005 filed on November 10, 2005 (File No. 000-50216).
(2)	Incorporated by reference to Exhibit 3.2 to the Form 10-Q for the quarter ended September 30, 2010 filed on November 12, 2010 (File No. 000-50216).
(3)	Incorporated by reference to Exhibit 4.1 to the Form 8-K dated October 21, 2005 filed on October 26, 2005 (File No. 000-50216).
(4)	Incorporated by reference to Exhibit 10.79 to the Form 10-Q for the quarter ended September 30, 2010 filed on November 12, 2010 (File No. 000-50216).
(5)	Incorporated by reference to Exhibit 10.53 to the Form 10-K for the year ended December 31, 2011 filed on March 15, 2012 (File No. 000-50216).